                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE


         Dan Martin                                   Linda Capcara
         Director Investor Relations                  Group Manager
         ON Semiconductor                             Brodeur Worldwide
         602-244-4905                                 602-954-0044
         dan.martin@onsemi.com                        lcapcara@brodeur.com


              ON SEMICONDUCTOR(TM) ANNOUNCES FIRST QUARTER EARNINGS


Phoenix, AZ (April 24, 2000) - ON Semiconductor, a manufacturer of analog, logic and discrete semiconductors, today announced net income of $25.5 million in the first quarter of 2000 compared to pro forma net income of $4.5 million for the same period last year. Net product revenues in the first quarter were $451.5 million, an increase of 21% from pro forma net product revenues of $373.3 million in the first quarter of 2000 and up 6% from the fourth quarter of 1999.

After the close of the quarter, in April, ON Semiconductor concluded its acquisition of Cherry Semiconductor for $250 million. As previously reported, this acquisition complements the Company's strategy to better support the Company's wireless, automotive and computer customers.

ON Semiconductor is a former division of Motorola that was acquired by Texas Pacific Group on August 4, 1999. The results reported are pro forma for the periods prior to this transaction. The pro forma information is based on the historical financial information of the Semiconductor Components Group of Motorola, as adjusted to give effect to the Company's August 1999 recapitalization. It is presented as if ON Semiconductor had been an independent company for the periods presented. The pro forma financial data was prepared using assumptions and is provided for illustrative purposes. It does not purport to represent the Company's actual financial information.

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About ON Semiconductor

ON Semiconductor is one of the world's largest suppliers of analog, standard logic, and discrete semiconductors for data and power management. ON Semiconductor's products include integrated circuits for high-bandwidth data applications, analog ICs for power management and low-voltage power transistors. In addition to using micropackaging technology across all product families, ON Semiconductor offers the largest selection of discrete semiconductors in a variety of surface mount and standard packages. These semiconductors turn on and connect digital electronic products to our world. ON Semiconductor(TM) is the trade name of SCG Holding Corporation's affiliate, Semiconductor Components Industries, LLC.

Further information is available at the Company's website: http://www.onsemi.com

Motorola is a registered trademark of Motorola, Inc.

Some statements contained in this press release may be forward looking statements, subject to risks and uncertainties that could cause ON Semiconductor's actual results and financial position to differ materially from those statements. These risks and uncertainties include, but are not limited to, the cyclical nature of the semiconductor industry, fluctuations in our quarterly operating results, new product development and technological change, competition in our industry, and the ability of ON Semiconductor to integrate the Cherry Semiconductor business and realize the synergies expected as a result of the acquisition. Investors should also consult the Company's publicly available Securities and Exchange Commission filings for additional information about these and other risks and uncertainties. The Company assumes no obligation to update forward looking statements to reflect actual results or changed assumptions or other factors.

                   (End of text, financial statements follow)

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                                ON SEMICONDUCTOR
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                                  (In millions)

                                                            Three Months Ended
                                                            ------------------
                                                     April 1, 2000      April 3, 1999
                                                     -------------      -------------
Revenues:
    Net product revenues                                    $451.5             $373.3
    Foundry revenues                                          35.3               39.9
                                                     --------------     --------------
         Total revenues                                      486.8              413.2

Cost of sales                                                323.4              308.1
                                                     --------------     --------------

Gross profit                                                 163.4              105.1
                                                     --------------     --------------

Operating expenses:
    Research and development                                  11.2                8.1
    Selling and marketing                                     19.6               17.9
    General and administrative                                51.0               40.5
    Restructuring charges                                      4.8                  -
                                                     --------------     --------------
         Total operating expenses                             86.6               66.5
                                                     --------------     --------------

Operating income                                              76.8               38.6
                                                     --------------     --------------

Other income (expenses):
    Interest expense                                        (34.7)             (31.9)
    Equity in earning (losses) of joint ventures             (0.2)                1.4
                                                     --------------     --------------
         Total other income (expenses)                      (34.9)             (30.5)
                                                     --------------     --------------

Income before income taxes and minority interests             41.9                8.1

Provision for income taxes                                  (15.7)              (3.0)
Minority interests                                           (0.7)              (0.6)
                                                     --------------     --------------

Net income                                                   $25.5               $4.5
                                                     ==============     ==============

Other financial data:

    Depreciation and amortization                            $34.3              $34.9

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                                ON SEMICONDUCTOR
                           CONSOLIDATED BALANCE SHEET
                                  (In millions)

ASSETS                                                                 APRIL 1, 2000     DECEMBER 31, 1999
                                                                       -------------     -----------------
    Cash and cash equivalents                                                 $140.3                $126.8
    Receivables, net                                                           263.8                 249.7
    Inventories                                                                205.5                 206.2
    Other current assets                                                        27.1                  26.0
    Deferred income taxes                                                       36.1                  28.4
                                                                       --------------    ------------------
         Total Current Assets                                                  672.8                 637.1

    Property, plant and equipment, net                                         543.0                 569.7
    Deferred income taxes                                                      286.4                 289.0
    Investment in joint ventures                                                40.3                  40.4
    Other assets                                                                88.4                  80.6
                                                                       --------------    ------------------
         Total assets                                                       $1,630.9              $1,616.8
                                                                       ==============    ==================

LIABILITIES, MINORITY INTERESTS, REDEEMABLE PREFERRED STOCK AND
      STOCKHOLDERS' EQUITY (DEFICIT)
    Accounts payable                                                          $127.9                $122.5
    Accrued expenses                                                           131.1                 142.8
    Income taxes payable                                                        33.2                  31.9
    Accrued  interest                                                           20.0                  30.1
                                                                       --------------    ------------------
         Total current liabilities                                             312.2                 327.3

    Long term debt                                                           1,297.6               1,295.3
    Other long term liabilities                                                 13.3                  12.2
                                                                       --------------    ------------------
         Total liabilities                                                   1,623.1               1,634.8
                                                                       --------------    ------------------
    Minority interests in consolidated subsidiaries                             10.7                  10.1
                                                                       --------------    ------------------
    Redeemable preferred stock                                                 226.2                 219.6
                                                                       --------------    ------------------
    Common stock                                                                 1.4                   1.4
    Additional paid-in capital                                                 204.2                 204.2
    Accumulated other comprehensive income                                       2.4                   2.7
    Accumulated deficit                                                      (437.1)               (456.0)
                                                                       --------------    ------------------
          Total stockholders' equity (deficit)                               (229.1)               (247.7)
                                                                       --------------    ------------------
          Total liabilities, minority interests, redeemable preferred
             stock and stockholders' equity (deficit)                       $1,630.9              $1,616.8
                                                                       ==============    ==================

                                       ###

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